Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 7, 2022, Genius Brands International, Inc. (“Genius”, the “Company” or “we”) completed the acquisition of Wow Unlimited Media Inc. (“Wow”). The following unaudited pro forma condensed combined financial information presents the combination of the historical consolidated financial statements of Genius and Wow and is intended to provide you with information about how the acquisition and related financings might have affected the Company’s historical financial statements.

The unaudited pro forma condensed combined balance sheet combines the Genius unaudited historical consolidated balance sheet as of March 31, 2022 and the WOW unaudited historical consolidated balance sheet as of March 31, 2022, giving effect to the acquisition as if it had been consummated on March 31, 2022.

The unaudited pro forma condensed combined statement of operations combines the Genius unaudited historical consolidated statement of operations for the year ended December 31, 2021 and the three months ended March 31, 2022 and the WOW unaudited historical consolidated statement of operations for the year ended December 31, 2021 and the three months ended March 31, 2022, giving effect to the acquisition as if it had been consummated on January 1, 2021.

We refer to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statement of operations as the pro forma financial statements.

The pro forma financial statements should be read in conjunction with the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Genius and Wow for the applicable periods:

•	Separate unaudited historical financial statements and the related notes of Genius as of and for the fiscal quarter ended March 31, 2022 included in Genius’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, as well as separate audited historical financial statements and the related notes of Genius as of and for the fiscal year ended December 31, 2021 included in Genius’s Annual Report on Form 10-K for the year ended December 31, 2021.

•	As filed as exhibits to this Current Report on Form 8-K/A, the separate unaudited historical financial statements and the related notes of Wow as of and for the fiscal quarter ended March 31, 2022, prepared in accordance with IFRS as approved by the IASB, as well as separate audited historical financial statements and the related notes of Wow as of and for the fiscal year ended December 31, 2021.

The pro forma financial statements have been prepared by management in accordance with SEC Regulation S-X Article 11, Pro Forma Financial Information. The pro forma financial statements are not necessarily indicative of what the combined company’s balance sheet or statement of operations actually would have been had the acquisition been completed as of the dates indicated, nor do they purport to project the future financial position or operating results of the combined company. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the acquisition.

The pro forma financial statements have been prepared using the acquisition method of accounting under U.S. generally accepted accounting principles (“U.S. GAAP”) with Genius being the acquirer. The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these pro forma financial statements. Differences between these preliminary adjustments and the final acquisition accounting will occur and these differences could have a material impact on the future results of operations and financial position of the combined company.

1

Genius Brands International, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	Historical
	Genius Brands	WOW as reclassified
ASSETS	March 31, 2022	March 31, 2022	IFRS to US GAAP adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
Current Assets:
Cash and Cash Equivalents	$49,811	$2,663	$–		$(43,743)	6A	$8,731
Restricted Cash	3,000	–	–		–		3,000
Investment in Marketable Securities	101,301	–	–		–		101,301
Accounts Receivable, net	3,463	34,244	–		–		37,707
Note Receivable From Related Party	1,378	–	–		–		1,378
Other Receivable	675	–	–		–		675
Prepaid Expenses and Other Assets	4,663	1,245	–		–		5,908
Total Current Assets	164,291	38,152	–		(43,743)		158,700

Property and Equipment, net	472	1,790	129	2A	–		2,391
Right Of Use Assets, net	2,699	9,104	504	2A, 2B	2,175	6B	14,482
Film and Television Costs, net	4,033	13,648	955	2C	(4,319)	6C	14,317
Lease Deposits	69	–	–		–		69
Other Receivables	–	78	–		–		78
Investment in Your Family Entertainment AG	18,533	–	–		–		18,533
Intangible Assets, net	12,663	337	(129)	2A	24,290	6C	37,161
Goodwill	15,911	2,012	–		19,103	6D	37,026
Total Assets	$218,671	$65,121	$1,459		$(2,494)		$282,757

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$5,204	$3,774	$–		$(89)	6E	$8,889
Accrued Production Costs	181	–	–		–		181
Accrued Expenses	761	63	–		–		824
Participations Payable	2,324	532	–		–		2,856
Deferred Revenue	369	18,081	–		–		18,450
Bank Indebtedness	–	1,475	–		–		1,475
Other Current Liabilities	–	851	–		–		851
Margin Loan	57,753	–	–		–		57,753
Notes Payable	29	–	–		–		29
Production Facility, net	–	16,933	–		–		16,933
Warrant Derivative Liability	814	–	–		–		814
Lease Liability	612	2,404	(34)	2B	–		2,982
Due To Related Party	12	–	–		–		12
Accrued Salaries and Wages	848	1,629	–		–		2,478
Total Current Liabilities	68,907	45,742	(34)		(89)		114,526

Long Term Liabilities:
Deferred Revenue	3,482	–	–		–		3,482
Lease Liability	2,425	9,413	–		–		11,838
Other Non-Current Liabilities	–	57	–		–		57
Contingent Earn Out	1,345	–	–		–		1,345
Notes Payable	78	–	–		–		78
Convertible Debt	–	3,597	–		(3,597)	6E	–
Disputed Trade Payable	925	–	–		–		925
Total Liabilities	77,162	58,809	(34)		(3,686)		132,251

Stockholders’ Equity
Preferred Stock	–	–	–
Common Stock	304	68,249	–		(68,237)	6F	316
Additional Paid in Capital	744,296	5,458	–		7,297	6F	757,051
Accumulated Deficit	(600,379)	(66,350)	1,493	2A, 2B, 2C	61,087	6A, 6F	(604,149)
Accumulated Other Comprehensive Income (Loss)	(4,605)	(1,045)	–		1,045	6F	(4,605)
Total Genius Brands International, Inc. Stockholders' Equity	139,616	6,312	1,493		1,192		148,613
Non-Controlling Interest in Consolidated Subsidiary	1,893	–	–		–		1,893
Total Stockholders' Equity	141,509	6,312	1,493		1,192		150,506

Total Liabilities and Stockholders’ Equity	$218,671	$65,121	$1,459		$(2,494)		$282,757

2

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2022

(in thousands, except per share data)

	Three Months Ended
	Genius Brands	WOW as reclassified
	March 31, 2022	March 31, 2022	IFRS to US GAAP adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Media Advisory & Advertising Services	$986	$–	$–		$–		$986
Production Services Revenue	–	9,937	–		–		9,937
Content Distribution	414	8,287	–		–		8,701
Licensing & Royalties	41	–	–		–		41
Total Revenues	1,441	18,224	–		–		19,665

Operating Expenses:
Marketing and Sales	160	–	–		–		160
Direct Operating Costs	344	15,519	(244)	2C	(1,488)	7A	14,131
General and Administrative	10,857	1,368	94	2B	403	7B	12,722
Total Operating Expenses	11,361	16,887	(150)		(1,085)		27,013

Income/(Loss) from Operations	(9,920)	1,337	150		1,085		(7,348)

Other Income/(Expense):
Interest Income	248	15	–		–		263
Realized Loss on Marketable Securities	(79)	–	–		–		(79)
Unrealized Gain on Investment FV	5,395	–	–		–		5,395
Gain/(Loss) on Foreign Exchange	(192)	60	–		–		(132)
Warrant Revaluation Adjustment	41	–	–		–		41
Interest Expense	(55)	(393)	142	2B	113	7C	(193)
Net Other Income/(Expense)	5,358	(318)	142		113		5,295

Income/(Loss) Before Income Tax Expense	(4,562)	1,019	292		1,198		(2,053)

Income Tax Expense	–	–	–		–		–

Net Income/(Loss)	(4,562)	1,019	292		1,198		(2,053)

Net Loss Attributable to Non-Controlling Interests	31	–	–		–		31

Net Income/(Loss) Attributable to Genius Brands International, Inc.	$(4,531)	$1,019	$292		$1,198		$(2,022)

Net Loss per Common Share (Basic And Diluted)	$(0.01)				$(0.11)		$(0.01)

3

Genius Brands International, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Twelve Months Ended December 31, 2021

(in thousands, except per share data)

	Twelve Months Ended
	Genius Brands	WOW as reclassified
	December 31, 2021	December 31, 2021	IFRS to US GAAP adjustments	Notes	Pro Forma Adjustments	Notes	Pro Forma Combined
Revenues:
Media Advisory & Advertising Services	$5,166	$–	$–		$–		$5,166
Production Services Revenue	–	26,435	–		–		26,435
Content Distribution	825	37,581	–		–		38,406
Licensing & Royalties	1,605	–	–		–		1,605
Advertising & Subscription Sales	277	–	–		–		277
Total Revenues	7,873	64,016	–		–		71,889

Operating Expenses:
Marketing and Sales	5,442	–	–		–		5,442
Direct Operating Costs	21,987	55,253	(2,829)	2C	(509)	7A	73,902
General and Administrative	35,967	5,925	381	2B	1,225	7B	43,498
Impairment of Intangible Assets	3,452	–	–		–		3,452
Impairment of Goodwill	4,778	–	–		–		4,778
Total Operating Expenses	71,626	61,178	(2,448)		716		131,072

Income/(Loss) from Operations	(63,753)	2,838	2,448		(716)		(59,183)

Other Income/(Expense):
Interest Income	559	63	–		–		622
Realized Loss on Marketable Securities	(70)	–	–		–		(70)
Revaluation of Contingent Earn Out	5,846	–	–		–		5,846
Unrealized Loss on Investment FV	(106)	–	–		–		(106)
Loss on Foreign Exchange	(26)	(39)	–		–		(65)
Forgiveness of CRTC tangible benefits obligation	–	466	–		–		466
Gain on Paycheck Protection Loan Forgiveness	–	632	–		–		632
Warrant Incentive Expense	(69,139)	–	–		–		(69,139)
Warrant Revaluation Adjustment	342	–	–		–		342
Interest Expense	(20)	(1,427)	578	2B	465	7C	(404)
Net Other Income/(Expense)	(62,614)	(305)	578		465		(61,876)

Income/(Loss) Before Income Tax Expense	(126,367)	2,533	3,026		(251)		(121,059)

Income Tax Expense	–	–	–		–		–

Net Income/(Loss)	(126,367)	2,533	3,026		(251)		(121,059)

Net Loss Attributable to Non-Controlling Interests	–	–	–		–		–

Net Income/(Loss) Attributable to Genius Brands International, Inc.	$(129,630)	$2,533	$3,026		$(251)		$(121,059)

Net Loss per Common Share (Basic And Diluted)	$(0.42)				$(0.02)		$(0.39)

4

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Acquisition

As previously announced, on October 26, 2021, Genius Brands International, Inc., a Nevada corporation (“Genius” or the “Company”), and Wow Exchange Co. Inc. (formerly, 1326919 B.C. Ltd.), a corporation existing under the laws of the Province of British Columbia and, then, a wholly owned subsidiary of Genius (“Purchaser” or “Exchangeco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) to acquire all of the outstanding shares of Wow Unlimited Media Inc., a corporation existing under the laws of the Province of British Columbia (“Wow”) such that Exchangeco will own 100% of the shares of Wow, as described in the Current Report on Form 8-K filed by Genius on November 1, 2021 (the “Arrangement”).

Pursuant to the Arrangement Agreement, on April 6, 2022, Genius, through its Canadian subsidiary, Exchangeco, acquired all of the shares of Wow not already owned by Genius for an aggregate purchase price consisting of (i) approximately CDN $47.7 million (USD $38.3 million), (ii) 10,365,821 shares of the Genius’ common stock, par value $0.001 per share (the “Genius Common Shares”), and (iii) 691,262 shares of Exchangeco (the “Exchangeco Shares”) (the “Acquisition”).

In addition to consideration of CDN $1.169 per share in cash, Wow shareholders had the ability to elect to receive per share consideration of either (i) 0.271 shares of Genius Common Shares or 0.271 shares of Exchangeco Shares. Wow shareholders elected to receive Exchangeco Shares, resulting in 691,262 Exchangeco Shares being issued at the closing of the Arrangement.

The Acquisition is subject to the satisfaction of customary closing conditions.

2.	Basis of pro forma presentation

The accompanying unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification 805, “Business Combinations” (“ASC 805”) and are based on the audited annual and unaudited interim historical financial information of Genius and Wow. The pro forma financial information is presented for illustrative purposes only. The historical consolidated financial information has been adjusted in the accompanying pro forma financial statements to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statement of operations, expected to have a continuing impact on the consolidated results.

The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”). Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could result in different assumptions resulting in a range of alternative estimates using the same facts and circumstances. The allocation of the estimated consideration is preliminary, pending finalization of various estimates and analyses. Since these pro forma financial statements have been prepared based on preliminary estimates of consideration and fair values attributable to the Acquisition, the actual amounts eventually recorded for the Acquisition, including goodwill, may differ materially from the information presented.

The preliminary allocation of the estimated consideration in these pro forma financial statements is based upon an estimated consideration of approximately $52.7 million, inclusive of approximately $11.6 million related to Wow equity-based awards. The estimated consideration has been prepared based on the consideration of CDN $1.169 per share, converted to $0.939 per share at a spot rate of 0.8032 CDN/$ on April 6, 2022.

The Company and Wow expect to incur approximately $4.5 million of transaction and financing costs in connection with the Acquisition. These costs include legal and other fees which were expensed and not included as part of the estimated purchase consideration. Because the transaction costs have no continuing impact, these costs are not included in the pro forma statement of operations but are reflected in the unaudited pro forma condensed combined balance sheet.

Further, the pro forma financial statements do not reflect the following items:

•	Integration activities that have yet to be determined or transaction or other costs following the completion of the Acquisition; or

•	The impact of possible cost or growth synergies expected to be achieved by the combined company, as there is no assurance that such cost or growth synergies will be achieved.

5

Accounting policies

IFRS differs in certain respects from U.S. GAAP. The following adjustments have been made to align Wow’s historical accounting policies under IFRS to Genius’s accounting policies under U.S. GAAP for purposes of this pro forma presentation.

(A)	Intangible Software License

All leases of intangible assets are excluded from the scope of lease accounting under ASC 842. Previously, under IFRS, Wow recognized certain intangible software licenses under IFRS 16 as part of lease accounting. This did not result in an adjustment to the statement of operations.

(B)	Lease Classification

Previously, under IFRS, leases were accounted for as finance leases as per IFRS 16. Leases have been evaluated to determine what would qualify as a finance lease under US GAAP and included the impact by recording the interest expense from those leases with lease expense in the pro forma financial statements. For the three months ended March 31, 2022 and for the year ended December 31, 2021, this adjustment results in an increase in G&A expenses of $0.1 million and $0.4 million, respectively and a decrease in interest expense of $0.1 million and $0.6 million, respectively.

(C)	Amortization of Content Costs

Capitalized costs of license agreements, including titles in a film group, are amortized under ASC 926, using one of two appropriate methods of amortization based on the type of content and expected benefit to the entity. Under IFRS, content costs are accounted similar to intangible assets and amortized based on revenue expectations. The Company noted the difference in accounting models and performed an assessment to determine the impact in the pro forma financial statements. For the three months ended March 31, 2022 and for the year ended December 31, 2021, this adjustment results in a decrease in amortization expenses of $0.2 million and $2.9 million, respectively.

3.	Wow Historical Financial Statement Reclasses

Wow historical balances were derived from Wow’s historical financial statements described in the introduction and are presented under IFRS and converted from the Canadian dollar to U.S. dollars based on historical exchange rates. The consolidated income statements of Wow were translated using the average exchange rate for the twelve months ended December 31, 2021 (0.7979 CDN/$) and the average exchange rate from January 1, 2022 to April 6, 2022 for the three months ended March 31, 2022 (0.7901 CDN/$), respectively. The consolidated balance sheet of Wow as of March 31, 2022, was translated using the spot rate on April 6, 2022 (0.8032 CDN/$).

Certain reclassification adjustments have been made to the historical presentation of Wow financial information in order to conform to a combined Genius balance sheet and statement of operations.

6

The tables below summarize certain reclassifications made to the Wow historical balance sheet and statement of operations to conform to Genius’s presentation:

WOW Unaudited Reclassified Condensed Balance Sheet (as of March 31, 2022)

(in thousands)

	WOW before reclassification	WOW before reclassification	Reclassifications	WOW as reclassified
	(CAD)	(USD)	(USD)	(USD)
ASSETS
Current
Cash and Cash Equivalents	$3,316	$2,663	$–	$2,663
Trade and Other Accounts Receivable	42,634	34,244	–	34,244
Prepaid Expenses, Deposits and Other	1,444	1,160	85	1,245
Total Current Assets	47,394	38,067	85	38,152

Property, Plant and Equipment	13,563	10,894	(9,104)	1,790
Right Of Use Assets, net	–	–	9,104	9,104
Investment in Film and Television Programming	16,992	13,648	–	13,648
Other Intangible Assets	420	337	–	337
Goodwill	2,505	2,012	–	2,012
Long-Term Accounts Receivable	97	78	–	78
Deposits	106	85	(85)	–
Total Non-Current Assets	33,682	27,054	(85)	26,969

TOTAL ASSETS	$81,076	$65,121	$–	$65,121

LIABILITIES
Current
Bank Indebtedness	$1,837	$1,475	$–	$1,475
Accounts Payable and Accrued Liabilities	7,469	5,998	(2,224)	3,774
Accrued Expenses	–	–	63	63
Participations Payable	–	–	532	532
Accrued Salaries and Wages	–	–	1,629	1,629
Interim Production Financing	21,081	16,933	–	16,933
Deferred Revenue	22,511	18,081	–	18,081
Current Portion of Lease Obligations	2,994	2,404	–	2,404
Other Current Liabilities	1,057	851	–	851
Total Current Liabilities	56,949	45,742	–	45,742

Lease Obligations	11,719	9,413	–	9,413
Convertible Debt	4,478	3,597	–	3,597
Other Non-Current Liabilities	72	57	–	57
Total Non-current Liabilities	16,269	13,067	–	13,067

TOTAL LIABILITIES	$73,218	$58,809	$–	$58,809

SHAREHOLDERS' EQUITY
Share Capital	84,970	68,249	–	68,249
Additional Paid-in Capital	–	–	5,458	5,458
Accumulated Other Comprehensive Income (Loss)	–	–	(1,045)	(1,045)
Reserves	5,494	4,413	(4,413)	–
Accumulated Deficit	(82,606)	(66,350)	–	(66,350)
TOTAL SHAREHOLDERS' EQUITY	$7,858	$6,312	$–	$6,312
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$81,076	$65,121	$–	$65,121

7

Wow Unaudited Reclassified Condensed Statement of Operations (for the three months ended March 31, 2022)

(in thousands)

	WOW before reclassification	WOW before reclassification	Reclassifications	WOW as reclassified
	(CAD)	(USD)	(USD)	(USD)
Revenues:
Production Services Revenue	$23,066	$18,224	$(8,287)	$9,937
Content Distribution	–	–	8,287	8,287
Net Revenues	23,066	18,224	–	18,224

Expenses:
Direct Operating Costs	17,423	13,766	1,753	15,519
Depreciation and Amortization	3,171	2,505	(2,505)	–
General and Administration	649	513	855	1,368
Share-based compensation expense	35	28	(28)	–
Total Operating Expenses	21,278	16,812	75	16,887

Income/(Loss) from Operations	1,788	1,412	(75)	1,337

Other Income/(Expense):
Interest Income	–	–	15	15
Interest Expense	(498)	(393)	–	(393)
Gain on Foreign Exchange	–	–	60	60
Net Other Income/(Expense)	(498)	(393)	75	(318)

Income Before Income Tax Expense	1,290	1,019	–	1,019

Income Tax Expense	–	–	–	–

Net Income	$1,290	$1,019	$–	$1,019

8

Wow Unaudited Reclassified Condensed Statement of Operations (for the twelve months ended December 31, 2021)

(in thousands)

	WOW before reclassification	WOW before reclassification	Reclassifications	WOW as reclassified
	(CAD)	(USD)	(USD)	(USD)
Revenues:
Production Services Revenue	$80,233	$64,016	$(37,581)	$26,435
Content Distribution	–	–	37,581	37,581
Net Revenues	80,233	64,016	–	64,016

Expenses:
Direct Operating Costs	55,890	44,592	10,661	55,253
Depreciation and Amortization	16,488	13,155	(13,155)	–
General and Administration	3,243	2,587	3,338	5,925
Share-based compensation expense	233	186	(186)	–
Gain on Forgiveness of CRTC tangible benefits obligation	(585)	(464)	464	–
Total Operating Expenses	75,269	60,056	1,122	61,178

Income/(Loss) from Operations	4,964	3,960	(1,122)	2,838

Other Income (Expense):
Gain on Forgiveness of CRTC tangible benefits obligation	–	–	466	466
Gain on Paycheck Protection Loan Forgiveness	–	–	632	632
Interest Income	–	–	63	63
Interest Expense	(1,788)	(1,427)	–	(1,427)
Loss on Foreign Exchange	–	–	(39)	(39)
Net Other Income/(Expense)	(1,788)	(1,427)	1,122	(305)

Income Before Income Tax Expense	3,176	2,533	–	2,533

Income Tax Expense	–	–	–	–

Net Income	$3,176	$2,533	$–	$2,533

9

4.	Preliminary Consideration

The preliminary consideration is calculated as follows (in thousands):

Amount
Cash Consideration for Wow Shares Outstanding	$38,310
Cash Consideration Paid for Bonus, Severance & Other	1,663
Total cash consideration	39,973

11,057,083 Shares of Genius Common Stock at Fair Market Value	11,554
Value of Replacement Options Awarded to Employees	1,545
Less: Employee awards to be recorded as future stock compensation expense	(332)
Total consideration transferred	$52,740

5.	Fair Value Estimate of Assets to be Acquired and Liabilities to be Assumed

The table below represents an initial allocation of the preliminary consideration to Wow’s tangible and intangible assets acquired and liabilities assumed based on management’s preliminary estimate of their respective fair values as of March 31, 2022. The preliminary values presented below are subject to change.

(in thousands)	Wow as reclassified and adjusted to U.S. GAAP	Fair Value Adjustment	Fair Value	Goodwill Calculation
Estimated consideration transferred			$52,740

Total value to allocate	–	–	–	$52,740

Cash and cash equivalents	$2,663	$–	$2,663
Accounts receivable, net	34,244	–	34,244
Prepaid expenses and other current assets	1,245	–	1,245
Property, plant and equipment, net	1,919	–	1,919
Right of Use Assets, net	9,608	2,175	11,783
Film and Television Costs, net	14,603	(4,319)	10,284
Other intangibles, net	208	24,290	24,498
Other assets	78	–	78
Total assets (excluding goodwill)	$64,568	$22,146	$86,714

Bank Debt	$1,475	$–	$1,475
Accounts Payable	3,685	–	3,685
Interim Production Financing	16,933	–	16,933
Deferred Revenue	18,081	–	18,081
Leases	11,783	–	11,783
Other Liabilities	907	–	907
Parts Payable	532	–	532
Accrued	1,693	–	1,693
Total liabilities	$55,089	$–	$55,089
Fair value of net assets (excluding goodwill)				31,625
Genius goodwill attributable to Wow				$21,115

10

6.	Adjustments to Pro Forma Condensed Combined Balance Sheet

Explanations of the adjustments to the pro forma balance sheet are as follows:

(A)	Represents adjustments to cash due to the following outflows as a result of the Acquisition (in thousands):

Purchase cash consideration for Wow shares	$(38,310)
Purchase cash consideration for bonus, severance & other	(1,663)
Transaction costs - Wow	(2,987)
Transaction costs - Genius	(783)
Total	$(43,743)

(B)	Represents the adjustment to remeasure the acquired leases of Wow.

(C)	Represents the preliminary fair value and resulting adjustment to intangible assets (other than Goodwill) and film and television content. Note that the fair values are preliminary and subject to further adjustments which could be material as additional information becomes available and as additional analyses are performed. The preliminary amounts assigned to intangible assets and film and television content with estimated weighted average useful lives are as follows:

(in thousands)	Preliminary fair value	Estimated weighted average useful life (in years)
Customer Relationships	$16,064	10
Tradename	7,631	Indefinite
Networks and Platforms	803	16
Total fair value of Wow’s intangible assets (other than Goodwill)	24,498
Less: Wow historical intangible assets recorded in other intangible assets, including adjustment from transition to U.S. GAAP	(208)
Adjustment to other intangibles, net	$24,290

Fair value of IP (Completed Proprietary Productions)	$5,684	Revenue Forecast Model
Wow historical film and television costs (Completed Proprietary Productions), including adjustment from transition to U.S. GAAP	10,003
Adjustment to Wow’s film and television costs	$(4,319)

(D)	Represents the adjustment to Wow’s historical goodwill to equal the excess of the preliminary consideration over the preliminary fair value of the assets acquired and liabilities assumed. Goodwill will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. Goodwill is not expected to be deductible for income tax purposes.

(E)	Represents adjustments to Wow’s March 31, 2022 long-term debt, convertible into Wow’s common stock, converted on April 6, 2022 upon consummation of the Acquisition into 2,315,806 shares of Wow’s common stock, included in the outstanding shares of Wow purchased by Genius in the Acquisition.

11

(F)	The following table summarizes the pro forma adjustments impacting equity:

(in thousands)	Adjustments to historical equity	New Equity	Other Items	Total Pro forma adjustments
Common Stock	$(68,249)	$12	$–	(68,237)
Additional paid-in capital	(5,458)	12,755	–	7,297
Accumulated Deficit	64,857	–	(3,770)	61,087
Accumulated other comprehensive loss	1,045	–	–	1,045
Stockholders’ Equity	$(7,805)	$12,768	$(3,770)	$1,192

Adjustments to historical equity: Represents the elimination of Wow’s historical equity. The adjustment to accumulated deficit includes Wow’s historical accumulated deficit of $66.4 million and adjustments to accumulated deficit of $1.5 million due to IFRS to U.S. GAAP conversion.

New Equity: The adjustments to common stock and additional paid-in capital represents the fair value of Genius common stock issued and replacement stock options issued to employees as part of consideration for the Acquisition.

Other items: The adjustments to accumulated deficit represent the impact of the nonrecurring transaction costs incurred by the Company and Wow of $0.8 million and $3.0 million, respectively, for Acquisition related transactions not yet recorded in the historical balance sheets.

12

7.	Adjustments to Pro Forma Condensed Combined Statements of Operations

Explanations of the adjustments to the pro forma statement of operations are as follows:

(A)	Represents estimated differences in amortization expense resulting from the allocation of purchase consideration to production costs subject to amortization. The pro forma condensed combined balance sheet has been adjusted to report the estimated fair value of Wow’s content library (see footnote 6(B)). The pro forma condensed combined statements of operations have been adjusted to reflect the impact of production cost amortization as a result of adjusting the content library to preliminary fair value. The estimated fair value was derived on an individual title basis and based on Genius’s accounting policy the pro forma adjustment to direct operating costs reflects the amortization expense resulting from the fair value adjustments to the film and television library. As the pro forma financial statements do not contemplate any new content spend after the transaction date, the pro forma condensed combined statements of operations do not reflect the amortization associated with any new content.

(in thousands)	Three months ended	Year ended
	March 31, 2022	December 31, 2021
Amortization of updated film and television cost	$154	$7,199
Elimination of historical amortization of film and television costs, including adjustment from transition to U.S. GAAP	(1,642)	(7,708)
Total adjustment	$(1,488)	$(509)

(B)	Represents estimated differences in amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization.

(in thousands)	Three months ended	Year ended
	March 31, 2022	December 31, 2021
Amortization of new intangible assets	$414	$1,657
Elimination of historical amortization of intangible assets	(11)	(432)
Total adjustment	$403	$1,225

(C)	Represents a decrease in interest expense as a result of the conversion of historical Wow convertible debt into Wow common stock of $0.1 million and $0.5 million during the three months ended March 31, 2022 and the year ended December 31, 2021, respectively.

(D)	Represents the adjustment to arrive at pro forma combined earnings per share (EPS). Refer to the calculation of EPS in Note 8 for additional details.

8.	Genius Earnings Per Share Information

The following table shows our calculation of pro forma combined basic and diluted earnings per share for the three months ended March 31, 2022 and the year ended December 31, 2021:

(in thousands, except per share data)	Three Months Ended March 31, 2022	Year Ended December 31, 2021
Pro forma net loss attributable to Genius	$(2,022)	$(121,059)
Genius weighted-average shares outstanding	303,779	297,513
Shares issued in Acquisition (weighted for year ended December 31, 2021)	11,057	11,027
Pro forma basic weighted average shares outstanding	314,836	308,540

Pro forma basic earnings per share	$(0.01)	$(0.39)

13